                                  EXHIBIT 11

                 CHEMED CORPORATION AND SUBSIDIARY COMPANIES

              COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                        IN ANNUAL REPORT ON FORM 10-K
                     (in thousands except per share data)

=========================================================================================================
                                                                                       1993
                                                                          -------------------------------
                                                                          Income from
                                                                          Continuing
                                                                          Operations           Net Income
---------------------------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:    (a)
Reported Income . . . . . . . . . . . . . . . . . . . .                  $   14,843           $   19,480
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,778                9,778
Effect of unexercised stock options . . . . . . . . . .                          52                   52
                                                                         ----------           ----------
Average number of shares used to compute earnings per
common and common equivalent share. . . . . . . . . . .                  $    9,830           $    9,830
                                                                         ==========           ==========
Earnings per common and common
  equivalent share  . . . . . . . . . . . . . . . . . .                  $     1.51          $      1.98
                                                                         ==========           ==========
Computation of Earnings per Common Share Assuming Full
Dilution:  (a)
Reported income . . . . . . . . . . . . . . . . . . . .                  $   14,843          $    19,480
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,778                9,778
Effect of unexercised stock options . . . . . . . . . .                          59                   59
                                                                         ----------           ----------
Average number of shares used to compute
  earnings per common share assuming full dilution. . .                       9,837                9,837
                                                                         ==========           ==========
Earnings per share assuming full dilution . . . . . . .                  $     1.51          $      1.98
                                                                         ==========           ==========

-----------------------------------
(a)     This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.


                                  EXHIBIT 11
                                  (Continued)
                 CHEMED CORPORATION AND SUBSIDIARY COMPANIES

              COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                        IN ANNUAL REPORT ON FORM 10-K
                     (in thousands except per share data)

=========================================================================================================
                                                                                       1994
                                                                          -------------------------------
                                                                          Income from
                                                                          Continuing
                                                                          Operations           Net Income
---------------------------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:    (a)
Reported Income . . . . . . . . . . . . . . . . . . . .                  $   14,532           $   43,922
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,856                9,856
Effect of unexercised stock options . . . . . . . . . .                          59                   59
                                                                         ----------           ----------
Average number of shares used to compute earnings per
common and common equivalent share. . . . . . . . . . .                  $    9,915           $    9,915
                                                                         ==========           ==========
Earnings per common and common
  equivalent share  . . . . . . . . . . . . . . . . . .                  $     1.47          $      4.43
                                                                         ==========           ==========
Computation of Earnings per Common Share Assuming Full
Dilution:  (a)
Reported income . . . . . . . . . . . . . . . . . . . .                  $   14,532          $    43,922
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,856                9,856
Effect of unexercised stock options . . . . . . . . . .                          68                   68
                                                                         ----------           ----------
Average number of shares used to compute
  earnings per common share assuming full dilution. . .                       9,924                9,924
                                                                         ==========           ==========
Earnings per share assuming full dilution . . . . . . .                  $     1.46          $      4.43
                                                                         ==========           ==========

-----------------------------------
(a)     This calculation is submitted in accordance with Regulation S-K Item 601 (b) (11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.


                                  EXHIBIT 11
                                  (Continued)
                 CHEMED CORPORATION AND SUBSIDIARY COMPANIES

              COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                        IN ANNUAL REPORT ON FORM 10-K
                     (in thousands except per share data)

=========================================================================================================
                                                                                       1995
                                                                          -------------------------------
                                                                          Income from
                                                                          Continuing
                                                                          Operations           Net Income
---------------------------------------------------------------------------------------------------------
Computation of Earnings per Common and Common Equivalent
Share:    (a)
Reported Income . . . . . . . . . . . . . . . . . . . .                  $   20,439           $   23,182
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,861                9,861
Effect of unexercised stock options . . . . . . . . . .                          50                   50
                                                                         ----------           ----------
Average number of shares used to compute earnings per
common and common equivalent share. . . . . . . . . . .                  $    9,911           $    9,911
                                                                         ==========           ==========
Earnings per common and common
  equivalent share  . . . . . . . . . . . . . . . . . .                  $     2.06          $      2.34
                                                                         ==========           ==========
Computation of Earnings per Common Share Assuming Full
Dilution:  (a)
Reported income . . . . . . . . . . . . . . . . . . . .                  $   20,439          $    23,182
                                                                         ==========           ==========
Average number of shares used to compute
  earnings per common share . . . . . . . . . . . . . .                       9,861                9,861
Effect of unexercised stock options . . . . . . . . . .                          83                   83
                                                                         ----------           ----------
Average number of shares used to compute
  earnings per common share assuming full dilution. . .                       9,944                9,944
                                                                         ==========           ==========
Earnings per share assuming full dilution . . . . . . .                  $     2.06          $      2.33
                                                                         ==========           ==========

-----------------------------------
(a)     This calculation is submitted in accordance with Regulation S-K Item 601 (b) (11) although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent.
